UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 10, 2009

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 10, 2009, Forbes Energy Services Ltd. and its domestic subsidiaries, or the Forbes Group, entered into the Third Amendment to its Credit Agreement with Citibank, N.A., a national association, dated as of April 10, 2008. The primary purpose of this Third Amendment was to more closely conform the Credit Agreement to the Indenture governing the 11% Senior Secured Notes issued or guaranteed by the members of the Forbes Group. In order to accomplish this, the Third Amendment amends, among other things, (i) the definition of “Material Adverse Change” and “Consolidated Net Income” to provide for the exclusion of certain noncash charges for impairment writedowns or writeoffs of noncurrent assets, extraordinary, unusual or nonrecurring noncash charges and, with respect to definition of “Consolidating Net Income” only, noncash stock-based compensation and (ii) the covenant regarding limitations on the disposition of property in order to broaden the scope of what is deemed to be cash consideration for the purpose of the covenant governing property disposition.

The foregoing description is qualified in its entirety by reference to the Third Amendment to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

10.1	Third Amendment to the Credit Agreement, dated as of July 10, 2009, by and between TX Energy Services, LLC, C.C. Forbes, LLC, Superior Tubing Testers, LLC, Citibank, N.A. and the guarantors named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: July 15, 2009	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer